UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2022

CareMax, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39391	85-0992224
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 NW 57 Court, Suite 400 Miami, FL 33126
(Address of principal executive offices, including zip code)

(786) 360-4768

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Name of each exchange on
Title of each class	Trading Symbols	which registered
Class A common stock, par value $0.0001 per share	CMAX	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	CMAXW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On May 31, 2022 (the “Execution Date”), CareMax, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) (capitalized terms used herein and not otherwise defined have the meaning set forth in the Merger Agreement), by and among (i) the Company, (ii) Sparta Merger Sub I Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub I”), (iii) Sparta Merger Sub II Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub II”), (iv) Sparta Merger Sub III Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub III” and, together with Merger Sub I and Merger Sub II, “Merger Subs” and each a “Merger Sub”), (v) Sparta Merger Sub I LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger LLC I”), (vi) Sparta Merger Sub II LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger LLC II”), (vii) Sparta Merger Sub III LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger LLC III” and, together with Merger LLC I and Merger LLC II, “Merger LLCs” and each a “Merger LLC”), (viii) Sparta Sub Inc., a Delaware corporation (“SACN Holdco”), (ix) SNCN Holdco Inc. a Delaware corporation (“SNCN Holdco”), (x) SICN Holdco Inc. a Delaware corporation (“SICN Holdco” and, collectively with SACN Holdco, SNCN Holdco, Steward National Care Network, Inc. (“SNCN”), Steward Integrated Care Network, Inc. (“SICN”), and Steward Accountable Care Network, Inc. (“SACN”), each a “Target” and, collectively, the “Targets”), (xi) Sparta Holding Co. LLC, a Delaware limited liability company (the “Seller”), and (xii) Steward Health Care System LLC, a Delaware limited liability company (“Parent” and, together with the Seller, the “Seller Parties”), pursuant to which the Company will acquire the Medicare value-based care business of the Seller Parties (the “Business”).

Following the Transactions (as defined below), the Company will serve as the exclusive value-based management services organization across the Seller Parties’ Medicare network. The Business currently includes approximately 170,000 patients, including approximately 50,000 Medicare Advantage patients, approximately 112,000 Medicare Shared Savings Program patients and approximately 9,000 Direct Contracting patients.

The Merger Agreement provides that the parties will concurrently merge (i) Merger Sub I with and into SACN Holdco, with SACN Holdco as the surviving corporation, (ii) Merger Sub II with and into SNCN Holdco, with SNCN Holdco as the surviving corporation and (iii) Merger Sub III with and into SICN Holdco, with SICN Holdco as the surviving corporation (subclauses (i), (ii), and (iii), collectively, the “Initial Merger”). Immediately following the Initial Merger, the parties will merge (i) SACN Holdco with and into Merger LLC I, with Merger LLC I as the surviving company, (ii) SNCN Holdco with and into Merger LLC II, with Merger LLC II as the surviving company, and (iii) SICN Holdco with and into Merger LLC III, with Merger LLC III as the surviving company (subclauses (i), (ii) and (iii), collectively, the “Final Merger” and, together with the Initial Merger, the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”). As a result of the Transactions, the Merger LLCs will survive as wholly owned subsidiaries of the Company.

Consideration

The aggregate consideration to be paid to the Seller under the Merger Agreement at the closing of the Transactions (the “Closing”) consists of (i) a cash payment of $25.0 million, subject to customary adjustments, and (ii) 23,500,000 shares (the “Initial Share Consideration”), subject to adjustment, of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), which the Seller will distribute to its equityholders immediately following the Closing. Immediately following the Closing, the equityholders of Seller are expected to own, in the aggregate, approximately 21% of the Company’s Common Stock. In addition, the Merger Agreement provides that, following the Closing, upon the Company’s effective conversion of 100,000 Medicare patients from the Seller Parties’ Medicare network to risk-based, value-based care arrangements with a Medical Expense Ratio of less than 85% for two consecutive calendar quarters, the Company will issue the Seller, for immediate distribution to its equityholders, a number of shares of Common Stock (the “Earnout Share Consideration” and together with the Initial Share Consideration, the “Share Consideration”) that, when added to the Initial Share Consideration, would have represented 41% of the issued and outstanding shares of the Company’s Common Stock as of the Closing, in each case after giving effect to issuances of Common Stock between the Closing and June 30, 2023 in connection with the exercise of warrants to purchase Common Stock outstanding as of the Closing, the potential earnout under the Company’s June 2021 business combination and any forfeitures, surrenders or other dispositions to the Company of Common Stock outstanding as of the Closing. If not previously issued, the Earnout Share Consideration will also be issuable upon a Change in Control of the Company.

In addition to the Share Consideration, at the Closing the Company will issue to certain equityholders of the Seller shares of a newly designated series of preferred stock of the Company, which will provide for voting rights to such Seller equityholders, until the earlier of (i) the two year anniversary of the Closing and (ii) the issuance of the Earnout Share Consideration, in an amount equivalent to the voting rights of the Earnout Share Consideration distributable to such Seller equityholders on certain discrete matters where such Seller equityholders are permitted to vote the Company’s securities in their discretion under the Investor Rights Agreement (as defined below).

At Closing, the Company will also pay the Seller an amount equal to the value of the Targets’ accounts receivable attributable to Medicare value-based payments for the period between January 1, 2021 and the Closing, minus the amount of such payments payable to the affiliate physicians of the Targets, and subject to an advance rate that the Company’s lenders may finance (the “Financed Net Pre-Closing Medicare AR”). In order to fund the Financed Net Pre-Closing Medicare AR payment, the Company may draw all or part of the delayed draw term loans under its existing Credit Agreement, dated May 10, 2022 (the “Credit Agreement”), or the Company may secure alternative financing therefore as permitted under the Credit Agreement. The Seller Parties will pay any costs associated with the financing of the Financed Net Pre-Closing Medicare AR. Following the determination of the final amount of accounts receivable attributable to Medicare value-based payments for the periods between January 1, 2021 and December 31, 2021 and January 1, 2022 and the Closing, respectively, if such amounts are greater than the portion of the Financed Net Pre-Closing Medicare AR attributable to such periods paid at Closing, the Company will pay the Seller Parties the difference between such final amounts and the Financed Net Pre-Closing Medicare AR, minus the amount of such payments payable to the affiliate physicians of the Targets.

The Merger Agreement contains customary representations and warranties, covenants and indemnities of the parties thereto, including restrictive covenants of the Seller Parties and their affiliates, and the Company and its affiliates, with respect to non-competition, non-solicitation and confidentiality obligations.

The Transactions are subject to customary closing conditions set forth in the Merger Agreement, including approval by the Company’s stockholders for purposes of compliance with the rules of the Nasdaq Stock Market LLC, and receipt of regulatory approvals, and are expected to be consummated following the satisfaction of such conditions.

Investor Rights Agreement

The Merger Agreement also provides that, at the Closing, the Seller, Dr. Ralph de la Torre, the Chairman, Chief Executive Officer and principal equityholder of the Seller Parties (“RDLT”), Dr. Michael Callum, the Executive Vice President for Physician Services and an equityholder of the Seller Parties (“MC”), and certain other equityholders of the Seller (collectively, the “Investor Parties”) and the Company will enter into an investor rights agreement in the form attached as Exhibit I to the Merger Agreement (the “Investor Rights Agreement”). The Investor Rights Agreement provides, among other things, that RDLT will have the right to designate an individual (in his discretion) to serve on the Board of Directors of the Company (the “Board”), subject to the continuing satisfaction of certain conditions, including that RDLT maintains beneficial ownership of at least 50% of the Initial Share Consideration distributed to him immediately following the Closing (as adjusted for any stock split, reverse stock split, stock dividend, subdivision, reclassification, recapitalization, exchange or similar reorganization of shares), and following the issuance of the Earnout Share Consideration, RDLT will have the right to designate one additional individual (in his discretion) to serve on the Board, subject to the continuing satisfaction of certain conditions, including that RDLT maintains beneficial ownership of at least 50% of the Earnout Share Consideration distributed to him immediately following the issuance thereof (as adjusted for any stock split, reverse stock split, stock dividend, subdivision, reclassification, recapitalization, exchange or similar reorganization of shares). The Investor Rights Agreement also provides that until six months following the date a nominee of or affiliate of RDLT ceases to serve on the Board, RDLT and MC will be required to vote any Company securities beneficially owned by them in accordance with the recommendation of the Board at any meeting of Company stockholders or written consent of Company stockholders, subject to certain exceptions, including exceptions for votes related to (i) the issuance of the Company’s equity securities, other than in connection with an incentive plan or issuances, the proceeds of which will be used to repay indebtedness, (ii) a change in control of the Company under certain circumstances, or (iii) any stockholder proposal. RDLT and MC will also be subject to standstill restrictions that prohibit the acquisition of additional equity interests in the Company and certain other actions related to voting equity securities, and certain of the Investor Parties will be subject to lockup provisions that restrict the sale of the Company’s Common Stock in excess of 4% of the total outstanding Common Stock immediately following Closing, or the encumbrance of any Common Stock held by such Investor Parties, in each case for one year, subject to certain exceptions. In addition, the Investor Rights Agreement provides for certain rights of first offer, co-sale rights and preemptive rights, in each case as set forth in the Investor Rights Agreement, and provides for certain registration rights, including certain demand registration rights, piggyback registration rights and shelf registration rights following Closing, in each case subject to the restrictions contained in Investor Rights Agreement.

Support Agreement

Also on the Execution Date, the Company entered into a Support Agreement (the “Support Agreement”) with Deerfield Partners, L.P. (“Deerfield”) pursuant to which Deerfield has agreed to vote all shares of Common Stock owned by it in favor of the Transactions and to not sell, transfer, or encumber any such shares of Common Stock (subject to customary exceptions for transfers to affiliates that agree to the same obligations) until the earliest of (i) the Closing, (ii) the date of the termination, or of certain modifications to, the Merger Agreement or related documents as set forth in the Support Agreement, or (iii) February 25, 2023.

The foregoing descriptions of the Merger Agreement, the Investor Rights Agreement and the Support Agreement are not complete and are qualified in their entirety by reference to the full text of the Merger Agreement, including the form of Investor Rights Agreement attached as an exhibit thereto, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the Support Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On the Execution Date, the Company issued a press release announcing the execution of the Merger Agreement and the Transactions and provided an investor presentation to accompany the press release. Copies of the press release and investor presentation are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The information in this Item 7.01, and in Exhibits 99.1 and 99.2 furnished herewith, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement. A proxy statement will be sent to all stockholders of the Company. The Company will also file other documents regarding the proposed transaction with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE POTENTIAL TRANSACTION CAREFULLY AND IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders will be able to obtain (if and when available) free copies of the proxy statement and all other relevant documents filed or that will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov or through the Company’s website at www.caremax.com.

Participants in the Solicitation

The Company, Parent, their respective directors and certain of their respective executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on May 2, 2022. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. Words such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” or “will,” or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this communication. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important risks and uncertainties that could cause the Company's actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others: (i) the timing to consummate the proposed transaction; (ii) the risk that a condition to closing of the proposed transaction may not be satisfied and the proposed transaction may not close; (iii) the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; (iv) the risk that a sufficient number of shares of the Company’s common stock are not voted in favor of the proposed transaction; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (vi) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results, and business generally; (vii) risks that the proposed transaction disrupts current operations of the Company and potential difficulties in Company employee retention as a result of the proposed transaction; (viii) risks related to diverting management’s attention from the Company’s ongoing business operations; (ix) the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement or the proposed transaction; (x) the amount of the costs, fees, expenses and other charges related to the proposed transaction; (xi) the Company’s ability to integrate acquired businesses, including the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction; and (xii) the failure to realize anticipated benefits of the proposed transaction or to realize estimated pro forma results and underlying assumptions. For a detailed discussion of the risk factors that could affect the Company's actual results, please refer to the risk factors identified in the Company's reports filed with the SEC. All information provided in this Current Report on Form 8-K is as of the date hereof, and the Company undertakes no duty to update or revise this information unless required by law, and forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication.

Item 9.01	Financial Statements and Exhibits

Exhibit Index

Exhibit Number	Description
10.1 +

Agreement and Plan of Merger, dated May 31, 2022, by and among, CareMax, Inc., Sparta Merger Sub I Inc., Sparta Merger Sub II Inc., Sparta Merger Sub III Inc., Sparta Merger Sub I LLC, Sparta Merger Sub II LLC, Sparta Merger Sub III LLC, Sparta Sub Inc., SNCN Holdco Inc., SICN Holdco Inc., Sparta Holding Co. LLC, and Steward Health Care System LLC.

10.2	Support Agreement, dated May 31, 2022, by and between CareMax, Inc. and Deerfield Partners, L.P.
99.1	Press Release, dated June 1, 2022.
99.2	Investor Presentation, dated June 1, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

+

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2022

CareMax, Inc.

By:	/s/ Kevin Wirges
	Name:	Kevin Wirges
	Title:	Executive Vice President, Chief Financial Officer and Treasurer